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                                                                      Exhibit 23


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




     We hereby consent to the incorporation by reference and use of our report dated August 1, 1997, except for Note K which is as of September 11, 1997, on the consolidated financial statements of Perrigo Company and subsidiaries which appears on page 27 of this Form 10-K for the year ended June 30, 1997 in the previously filed registration statements for that company's 1988 Employee Incentive Stock Option Plan, as amended (Registration No. 33-46265), 1989 Non-qualified Stock Option Plan for Directors (Registration No. 33-46264), Investment Plan and Trust (Registration No. 33-46262), Cumberland-Swan, Inc. Retirement Income Savings Plan (Registration No. 33-46263) and Perrigo Company Missouri, Inc. Investment Plan (Registration No. 33-90886).



                                                   By: /s/BDO Seidman, LLP
                                                       ------------------------
                                                       BDO Seidman, LLP

Grand Rapids, Michigan
September 25, 1997








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